UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

ADEPT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3011 Triad Drive Livermore, CA	94550
(Address of principal executive offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Adoption of Executive Bonus Plan

On August 18, 2005, the Board of Directors of Adept approved the adoption of the Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan establishes the cash bonus parameters for Adept’s executive officers for the 2006 fiscal year, based on performance criteria approved by Adept’s Compensation Committee of the Board of Directors.

The Bonus Plan is attached as Exhibit 10.1 hereto and is incorporated herein by this reference.

Amendment of 2003 Stock Option Plan

On August 18, 2005, the Board of Directors of Adept approved an amendment to Adept’s 2003 Stock Option Plan (the “2003 Plan”) to permit the number of options which may be granted to any one individual during a calendar year to be increased from 5,000 to 250,000. The amendment did not increase the total number of authorized shares under the 2003 Stock Option Plan, and is subject to shareholder approval at Adept’s 2005 annual meeting of shareholders.

Issuance of Options to Mr. Bucher

On August 18, 2005, the Board of Directors of Adept approved the issuance to Mr. Robert Bucher, Chairman and Chief Executive Officer of Adept, of (i) 110,000 shares of Adept’s Common Stock under the 2003 Plan, subject to Adept’s generally applicable 4-year vesting terms and (ii) 50,000 shares of Adept’s Common Stock under the 2003 Plan (the “Performance Options”), with 6/48th of the total number of shares subject to the options vesting on the date on which Adept’s Compensation Committee confirms that specified performance objectives have been met. Thereafter, the Performance Options shall vest at 1/48th of the total number of shares subject to the options per month in equal installments. The performance objectives include specified financial objectives (including profits and earnings growth) as well as certain corporate strategic goals.

The foregoing grant is subject to approval by Adept’s shareholders of the amendment to the 2003 Plan discussed above.

Item 7.01.	Regulation FD Disclosure.

Adept has rescheduled its quarterly conference call from August 24, 2005 to September 1, 2005 to discuss fourth quarter fiscal 2005 results and the Company’s outlook. The Company has concluded that it needs additional time to be certain its reported results are complete and accurate in light of the additional review procedures pursuant to the Sarbanes-Oxley Act.

Item 8.01.	Other Events.

On August 18, 2005, the Board of Directors of Adept approved of the following matters, among others, to be submitted to a vote of Adept’s shareholders at Adept’s 2005 annual meeting of shareholders:

(1) an amendment to Adept’s Articles of Incorporation to increase the number of shares of authorized capital stock from 15,000,000 to 20,000,000, such 20,000,000 shares to consist of 19,000,000 shares of common stock and 1,000,000 shares of preferred stock;

(2) an amendment to the 2003 Plan (as set forth in Item 1.01 above); and

(3) the reincorporation of Adept, currently a California corporation, in Delaware.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Fiscal 2006 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: August 24, 2005	By:	/s/ Robert R. Strickland
Robert R. Strickland
Chief Financial Officer